Exhibit 10.18

Grantee: ________________________
Grant Date: ________________________
No. of Restricted Shares: ________________________

ORION ENERGY SYSTEMS, INC.
2004 STOCK AND INCENTIVE AWARDS PLAN
As Amended and Restated Effective December 24, 2007
and Amended October 27, 2010

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT, made and entered into as of the Grant Date specified above (the “Grant Date”) by and between Orion Energy Systems, Inc., a Wisconsin corporation (the “Company”), and the Grantee specified above (“Grantee”).
RECITALS

WHEREAS, the Company maintains the Orion Energy Systems, Inc. 2004 Stock and Incentive Awards Plan, as amended and restated (the “Plan”), and Grantee has been selected by the Committee to receive a Restricted Stock Award under the Plan; and
WHEREAS, as a condition to the receipt by Grantee of this Restricted Stock Award, Grantee reaffirms and agrees to be bound by the confidentiality, inventions, non-solicitation and non-competition provisions set forth in prior agreements between the Grantee and the Company, which are incorporated by reference herein, in consideration for receipt of the Restricted Stock Award pursuant hereto, continued employment, and other good and valuable consideration.
AGREEMENT

NOW, THEREFORE, IT IS AGREED, by and between the Company and Grantee, as follows:

1.	Award of Restricted Stock
a.Effective as of the Grant Date, the Company hereby grants to Grantee an award of the number of shares of restricted Common Stock of the Company specified above (“Restricted Stock”), subject to, and in accordance with, the restrictions, terms and conditions set forth in the Plan and this Agreement.
b.This Agreement (including any appendices or exhibits) shall be construed in accordance with, and subject to, the provisions of the Plan (which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.
c.This Restricted Stock Award is conditioned upon Grantee’s acceptance of the terms of this Agreement and any other agreement incorporated herein, as evidenced by Grantee’s execution of this Agreement or by Grantee’s electronic acceptance of the Agreement in a manner and during the time period allowed by the Company. If the terms of this Agreement are not timely accepted by execution or by such electronic means, this Restricted Stock Award may be cancelled by the Committee.

2.	Restrictions
a.Subject to the terms of the Plan and this Agreement, if the Grantee remains employed by the Company as of the applicable vesting date, the Restricted Stock shall vest one-third (1/3) per year on each of the first three (3) anniversaries of the Grant Date set forth herein. For purposes of this Agreement, employment with a Subsidiary of the Company or service as a member of the Board of Directors of the Company shall be considered employment with the Company.
b.Subject to vesting in accordance with Section 2.1, the terms of the Plan and this Agreement, Grantee shall own the vested Restricted Stock free and clear of all restrictions imposed by this Agreement. The Company shall transfer the vested Restricted Stock (less any applicable withholding pursuant to Section 5) to an unrestricted account in the name of the Grantee as soon as practical after each applicable anniversary of the Grant Date on which the Grantee remains employed by the Company.
c.In the event, prior to vesting, (i) Grantee dies while actively employed by the Company, or (ii) Grantee has his or her employment terminated by reason of disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)) (“Disability”), any Restricted Stock shall become fully vested and nonforfeitable as of the date of Grantee’s death or Disability. The Company shall transfer the Restricted Stock, free and clear of any restrictions imposed by this Agreement to Grantee (or, in the event of death, his or her surviving spouse or, if none, to his or her estate) as soon as practical after his or her date of death or termination for Disability.
d.In exchange for receipt of consideration in the form of this Restricted Stock Award, continued employment, and other good and valuable consideration, Grantee reaffirms and agrees to be bound by the confidentiality, inventions, non-solicitation and non-competition provisions set forth in prior agreements between the Grantee and the Company.
e.Except for death or Disability as provided in Section 2.3, or except as otherwise provided in a severance agreement with Grantee, if Grantee terminates his or her employment or if the Company terminates Grantee’s employment prior to vesting, the Restricted Stock shall cease to vest further, all of the unvested Restricted Stock shall be immediately forfeited and cancelled, and Grantee shall only be entitled to the Restricted Stock that has vested as of his or her date of termination.
f.Notwithstanding the other provisions of this Agreement, in the event of a Change of Control prior to vesting, all otherwise unvested Restricted Stock shall become fully vested and nonforfeitable as of the date of the Change of Control. The Company shall transfer the Restricted Stock that vests pursuant to this Section 2.6 to Grantee as soon as practical after the date of the Change of Control in accordance with Section 2.2.
g.The Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date Grantee becomes vested in the Restricted Stock, and any such attempted sale, assignment, transfer, pledge or other encumbrance shall be null and void. In addition, Grantee shall not sell any shares acquired under this Agreement except as permitted by the terms of the Plan and at a time when applicable laws, Company policies and any agreement between the Company and its underwriters do not prohibit a sale.

3.	Stock; Dividends; Voting
a.The Restricted Stock shall be registered in the name of Grantee as of the respective Grant Date for such shares of Restricted Stock. The Company may evidence the registration of the Restricted Stock in such manner as the Committee may deem appropriate, including by issuing stock certificates or using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Restricted Stock is vested in accordance with Section 2. The Company reserves the right to place a legend on such stock certificate(s), or an appropriate stop-transfer order in the case of book-entry registration, restricting the transferability of the Restricted Stock and referring to the terms and conditions (including forfeiture) of this Agreement and the Plan.
b.During the period the Restricted Stock is not vested, the Grantee shall not be entitled to receive any dividends or similar distributions declared on such unvested Restricted Stock and Grantee shall not be entitled to vote any such unvested Restricted Stock.
c.In the event of a stock split, stock dividend or other change in capitalization or another corporate event described in Section 6.4 of the Plan, the number and type of shares subject to this Agreement shall be adjusted by the Committee to the extent provided in Section 6.4 of the Plan.

4.	No Right to Continued Employment or Additional Grants
Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon Grantee any right with respect to continuance of employment by the Company or a Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate Grantee’s employment at any time or for any reason. The Plan may be terminated at any time, and, even if the Plan is not terminated, Grantee shall not be entitled to any additional awards under the Plan.

5.	Taxes and Withholding
Grantee shall be responsible for all federal, state, local and foreign taxes payable with respect to this Restricted Stock and dividends or other distributions paid on such Restricted Stock. Grantee shall have the right to make such elections under the Code as are available in connection with this Restricted Stock Award. Grantee shall rely solely on the determinations of Grantee’s own tax advisors or his or her own determinations and not on any statements or representations by the Company or any of its agents with regard to all such tax matters. Grantee acknowledges that it is his or her sole responsibility, and not the Company’s, to make any filings required to make any such elections under the Code, even if Grantee requests that the Company or its representatives make the filings on his or her behalf. Grantee agrees to report the value of the Restricted Stock in a manner consistent with the Company’s reporting for income tax purposes. The Company shall have the right to retain and withhold from any payment of Restricted Stock or cash the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to Grantee an amount equal to such taxes required to be withheld or withhold and cancel (in whole or in part) a number of shares of Restricted Stock having a market value not less than the amount of such taxes.

6.	Grantee Bound by the Plan
Grantee hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan, and agrees to be bound by all the terms and provisions thereof.

7.	Modification of Agreement
This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by mutual agreement of the parties in writing except as otherwise provided in Section 19.1 of the Plan.

8.	Severability
Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

9.	Governing Law
The validity, interpretation, construction, and performance of this Agreement and agreements incorporated by reference herein shall be governed by the laws of the State of Wisconsin without giving effect to the conflicts of laws principles thereof.

10.	Successors in Interest
This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, whether by merger, consolidation, reorganization, sale of assets, or otherwise. This Agreement shall inure to the benefit of Grantee’s legal representatives. All obligations imposed upon Grantee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon Grantee’s heirs, executors, administrators, legal representatives, guardians and successors.

11.	Resolution of Disputes
Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction, or application of this Agreement shall be determined by the Committee in its absolute discretion. Any determination made hereunder shall be final, binding, and conclusive on Grantee and the Company for all purposes.

12.	Pronouns; Including
Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural. Wherever used in this Agreement, the term “including” means “including, without limitation.”
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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Grant Date first above written.

ORION ENERGY SYSTEMS, INC.

___________________________________
By: ________________________            Grantee
Title: _______________________

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